SECURITIES AND EXCHANGE
                                 COMMISSION


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                               Date of Report
              (Date of earliest event reported): April 4, 2000


                         OAK BROOK CAPITAL III, INC.
           (Exact Name of Registrant as specified in its Charter)




    Colorado                           000-56321        05-0499527
    (State or other jurisdiction       (Commission      (IRS Employer
    of incorporation)                  File No.)        Identification No.)


    1250 Turks Head Building
    Providence, RI                                      02903

    (Address of Principal                               (Zip Code)
    Executive Offices)


              Registrant's telephone number, including area code:

                                 (401) 272-5800

           50 Airport Parkway, Suite 117, San Jose, California 95110 (Former Name or Former Address, if Changed Since Last Report)

Cautionary Statement for Purposes of "Safe Harbor Provisions" of the Private Securities Litigation Reform Act of 1995:

Except for historical facts, all matters discussed in this report which are forward looking involve a high degree of risks and uncertainties. Potential risks and uncertainties include, but are not limited to, competitive pressures from other food export companies and political developments in overseas markets, economic conditions in the Company's primary markets and other uncertainties detailed or to be detailed from time to time in the Company's Securities and Exchange Commission filings.


Item 1. Changes in Control of Registrant.

On April 4, 2000, a closing was concluded under a Stock Purchase Agreement
(the "Plan"), pursuant to which a change of control of the Registrant occurred. Pursuant to the Plan, Wai Hong Chong sold 9,670,500 shares of the Registrant's common stock to Mark T. Thatcher ("Thatcher") and Gerard M. Werner in exchange for $1.00. In addition, all of the issued and outstanding shares of Mighty Star Holdings, Ltd. ("MSHL"), a British Virgin Islands corporation and wholly-owned subsidiary of the Registrant were transferred to Wai Hong Chong. Pursuant to the Plan, the Registrant's then officers and directors resigned and were replaced by new management as set forth below.

The following table sets forth certain information with respect to the persons designated as newly appointed directors of the Registrant under the Plan, including their beneficial ownership in the Registrant as of the closing under the Plan concluding April 4, 2000 .


Name and Address             Age    Number of Shares
                                    Beneficially Owned    Percentage of Class

Gerard Werner, Esq.(1)
C/O Mark T. Thatcher
1250 Turks Head Building
Providence, RI
02903                        29     552,600               45.00%


Mark T. Thatcher(1)
Nadeau & Simmons, P.C.
1250 Turks Head Building
Providence, Rhode Island
02903                        35     552,600               45.00%

All directors and
executive officers
as a group (2 persons)            1,105,200               90.00%


The names, addresses and titles of the persons who, upon the effective date of the Plan, became the officers of the Company, and who shall hold their offices at the pleasure of the board are as follows:

Name and Address        Age           Title(s)

Gerard Werner           29            Vice President and a Director

Mark T. Thatcher        35            President and Director

BIOGRAPHICAL INFORMATION WITH RESPECT TO NEW DIRECTORS AND OFFICERS

Gerard Werner

     Mr. Werner passed the District of Columbia, Court of Appeals Bar examination in February 1998. Since that time he has served as Case Design Manager for The Equitable, April 1998- Sep. 1998. He is a registered representative, having passed series 6 and series 63, as well as Virginia's Life and Health Insurance licensing exam.

     Mr. Werner graduated from the Georgetown University Law School in 1997 where he served as a staff member of the American Criminal
Law Review Volume 33, and as Articles and Notes Editor Volume 34.
He published author Volume 33-3, Eleventh Survey of White Collar Crime- "Tax Evasion".

     Mr. Werner graduated in 1994 from Georgetown University with a double major in philosophy and government. He served as an intern in United States Representative Thomas Petri's office on three separate occasions: 1992, 1994 and 1995.

Mark T. Thatcher

     Mr. Thatcher attended the University of Denver where he earned his law degree and masters in business administration. He is presently a member of the State Bar of Colorado; Court of Appeals, District of Columbia; Committee Member of the Securities Forum, Colorado, Washington, D.C. and the American Bar Association; and Member of the International Society of Business Law.

     Mr. Thatcher has participated as a business and legal advisor for a number of public and privately held companies. He has been retained for federal and state securities compliance, venture capital analysis, public and private mergers and acquisitions, corporate reorganization/restructuring, and international franchising development. From 1991 through 1995, Mr. Thatcher was "of counsel" to Daniel P. Edwards, P.C., an "AV" rated Colorado law firm. The firm was "of counsel" to Hughes Dorsey, Denver, Colorado, Heron
Burchette, Washington, D.C. and Sparks, Dix and Enoch, Colorado
Springs, Colorado. From 1995 through August of 1999 he served as general counsel to Acadia Group, Inc. (Ticker "ANHS") and
CollegeLink.com (Ticker "APS"). He has recently joined the Providence-based law firm of Nadeau & Simmons, P.C. in an "of-counsel" capacity. He is an honorary member of Alpha Kappa
Delta, Sutton Award candidate, and recipient of the E.V. Graham
Scholarship Merit Award.


Item 2. Acquisition or Disposition of Assets.

Pursuant to the attached Plan, Wai Hong Chong transferred all of his controlling interest in the Registrant to Mr. Werner and Mr. Thatcher.

In October 1999, an 8-K was filed with the SEC reporting on a reverse merger and potential name change for Oak Brook Capital III, Inc., the predecessor corporation to MHSL. Such transaction was never fully consummated, and as a result, has been abandoned. On April 3, 2000, documents were prepared to confirm the complete nullification of the transaction as set forth herein.

Mr. Werner and Mr. Thatcher were the original directors and majority shareholders of the Registrant and will now continue to operate and manage the Registrant as an ongoing "blank check" issuer, a company whose business plan is to seek out and consummate a business combination transaction with a privately held corporation whose intent is to become a reporting company under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").


Item 7. Financial Statements, Pro-Forma Financial Information and
        Exhibits.

(a) Financial Statements of Business to be acquired.

    Not Applicable.

(b) Pro-Forma Financial Information.

    Not Applicable.

(c) Exhibits.

   2.1. Stock Purchase Agreement, dated as of April 4, 2000, by and among the Registrant, Werner, Thatcher, Mighty Star Holdings, Ltd. and Chong Wai Hong.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    OAK BROOK CAPITAL III, INC.


                                    By:  /s/ Mark T. Thatcher


                                    Mark T. Thatcher,

Dated: April 17, 2000